UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2011

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 10, 2011, at the annual meeting of shareholders of Danaher Corporation (the “Company”), the Company’s shareholders approved certain amendments (the “Amendment”) to the Company’s 2007 Stock Incentive Plan (the “Plan”) and the material terms of the performance goals under the Plan. Following is a brief description of the Amendment. The description is qualified in its entirety by reference to the amended 2007 Stock Incentive Plan attached hereto as Exhibit 10.1 and incorporated by reference herein.

•

Prior to the approval of the Amendment, the Plan authorized the delivery of up to 38,000,000 shares of Common Stock pursuant to awards, of which no more than 12,000,000 could be granted in any form other than stock options or stock appreciation rights (“SARs”). As amended, the Plan authorizes the delivery of up to an additional 7,000,000 shares for a total of 45,000,000 authorized shares, and no more than 14,000,000 of the 45,000,000 authorized shares may be granted in any form other than stock options or SARs.

•	The Amendment eliminates the automatic acceleration of time-based vesting of awards upon a participant reaching age 65.

•

The Amendment provides that a participant’s termination will be deemed a termination for gross misconduct if after the termination facts and circumstances are discovered or confirmed that would have justified a termination for gross misconduct.

•

The Amendment makes clear that the Administrator has the authority to (1) reduce or eliminate a participant’s unvested award if the participant changes employment classification from full-time to part-time, (2) grant “Early Retirement” treatment with respect to a specified portion, but less than all, of a participant’s outstanding awards, and (3) mandate the form of tax withholding to be used by a participant in connection with satisfying applicable taxes. The Amendment also clarifies that the Administrator cannot delegate to management the authority to grant equity awards to officers who are subject to Section 16 or to any “covered employee” within the meaning of Code Section 162(m).

•

With respect to the 2007 Plan provisions that give the Administrator the authority to vary plan terms with respect to particular awards, the Amendment makes clear that this authority may be exercised either initially at the time of grant or subsequent to the date of grant.

•

The Amendment provides that all awards granted under the 2007 Plan are subject to any recoupment terms required by applicable law, in addition to the applicable terms of the Company’s recoupment policy.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on May 10, 2011. At the annual meeting, the shareholders voted on the following proposals:

1. To elect the three directors named in the Company’s proxy statement to terms expiring in 2014. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
H. Lawrence Culp, Jr.	536,819,157	17,927,078	1,041,283	32,449,021
Mitchell P. Rales	535,502,673	19,260,293	1,024,552	32,449,021
Elias A. Zerhouni, M.D.	547,750,293	6,401,628	1,635,597	32,449,021

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The proposal was approved by a vote of shareholders as follows:

For	582,231,918
Against	4,922,922
Abstain	1,081,699

3. To approve an amendment to Danaher’s Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors. The proposal was approved by a vote of shareholders as follows:

For	584,514,615
Against	2,338,432
Abstain	1,383,492

4. To approve an amendment to Danaher’s Restated Certificate of Incorporation to allow holders of twenty-five percent (25%) or more of the Company’s outstanding shares to call a special meeting of shareholders. The proposal was approved by a vote of shareholders as follows:

For	584,907,570
Against	1,898,244
Abstain	1,430,725

5. To approve certain amendments to Danaher’s 2007 Stock Incentive Plan and the material terms of the performance goals under the Plan. The proposal was approved by a vote of shareholders as follows:

For	526,486,961
Against	27,578,560
Abstain	1,721,997
Broker Non-Votes	32,449,021

6. To approve on an advisory basis the Company’s executive officer compensation. The proposal was approved by a vote of shareholders as follows:

For	536,243,634
Against	17,661,367
Abstain	1,882,517
Broker Non-Votes	32,449,021

7. To hold an advisory vote relating to the frequency of future shareholder advisory votes on the Company’s executive officer compensation. The Company’s shareholders voted as follows on this proposal:

One Year	513,016,303
Two Years	2,690,212
Three Years	38,485,480
Abstain	1,595,523
Broker Non-Votes	32,449,021

Based on the voting results set forth above, the Company has adopted a policy to hold an annual advisory vote on executive compensation until the next required vote on the frequency of shareholder advisory votes on the compensation of executives.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1	2007 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
	Name:	Daniel L. Comas
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Stock Incentive Plan, as amended